UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

SOLLENSYS CORP
(Exact name of registrant as specified in its charter)

NV	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd. NE, Suite 120

Palm Bay, FL 32905

(Address of principal executive offices)

(866) 438-7657(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2021, Sollensys Corp (the “Company”) entered into that certain Membership Interest Exchange Agreement (the “Agreement”), dated as of October 15, 2021, by and among (i) the Company; (ii) Abstract Media, LLC (“Abstract Media”), (iii) each of the members of Abstract Media (collectively, the “Abstract Media Members”); and (iv) Andrew Baker as the representative of the Abstract Media Members (the “Members’ Representative”).

Pursuant to the terms of the Agreement, the Company agreed to acquire from the Abstract Media Members all of the membership interests of Abstract Media held by the Abstract Media Members, representing 100% of the membership interests of Abstract Media, in exchange for the issuance by the Company to the Abstract Media Members of (i) shares of the Company’s common stock equal to $605,000 minus the Debt Repayment Amount (as hereinafter defined), divided by the VWAP (as defined in the Agreement) as of the closing date, plus (ii) $15,000, plus (iii) $15,000 to be paid solely to John Swain as additional consideration for Mr. Swain’s membership interests (the “Acquisition”). The “Debt Repayment Amount” means the debt owned by the Company to Mr. Swain pursuant to a promissory note dated as of August 15, 2017, which debt the parties agree is approximately $80,000, but which shall be finally calculated on the closing date. As a result of the Acquisition, Abstract Media will become a wholly owned subsidiary of the Company.

The Agreement includes customary representations, warranties and closing conditions.

The Acquisition closed on October 15, 2021.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 19, 2021, the Company issued a press release announcing that the Company had acquired Abstract Media.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Membership Interest Exchange Agreement, dated as of October 15, 2021, by and among (i) the Company; (ii) Abstract Media, LLC, (iii) each of the members of Abstract Media, LLC; and (iv) Andrew Baker as the representative of the members of Abstract Media, LLC.

99.1	Press release of the registrant dated October 19, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP

Dated: October 19, 2021	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer

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